Form 540 Prescribed by:

JON HUSTED
OHIO SECRETARY OF STATE

Toll Free: (877) SOS-FILE (877-767-3453)
Central Ohio: (614) 466-3910
www.OhioSecretaryofState.gov
busserv@OhioSecretaryofState.gov
File online or for more information: www.OHBusinessCentral.com

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two business day processing time. Requires an additional $100.00)
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50
Form Must Be Typed

Check appropriate box:

(●) Amendment to existing Articles of Incorporation (125-AMDS)

( ) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

RECEIVED
SECRETARY OF STATE
2017 APR 28 AM 10: 38
CLIENT SERVICE CENTER

Complete the following information:

Name of Corporation: Diamond Hill Investment Group, Inc.

Charter Number: 1293728

Check one box below and provide information as required:

( ) The articles are hereby amended by the **Incorporators.** Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

( ) The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.)

(●) The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

( ) The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required
Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

[signature]
Signature

CFO
By (if applicable)

Tom Line
Print Name

Signature

By (if applicable)

Print Name

ATTACHMENT TO THE CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DIAMOND HILL INVESTMENT GROUP, INC.

The following resolutions were adopted by the shareholders of Diamond Hill Investment Group, Inc., on April 26, 2017:

1. RESOLVED, that the Amended and Restated Articles of Incorporation and the Amended and Restated Code of Regulations of Diamond Hill Investment Group, Inc. ("Diamond Hill") be amended as set forth in Appendix A to the Proxy Statement for the 2017 Annual Meeting of Shareholders of Diamond Hill.

2. RESOLVED, that the Amended and Restated Articles of Incorporation and the Amended and Restated Code of Regulations of Diamond Hill Investment Group, Inc. ("Diamond Hill") be amended as set forth in Appendix B to the Proxy Statement for the 2017 Annual Meeting of Shareholders of Diamond Hill.

Pursuant to the foregoing resolutions, the current Article EIGHTH of the Amended and Restated Articles of Incorporation of Diamond Hill Investment Group, Inc., shall become Article TENTH, and the following shall be inserted as Articles EIGHTH and NINTH, to read as follows in their entirety:

EIGHTH: In each election of directors, each nominee who receives a majority of the votes cast with respect to such nominee's election shall be elected as a director; provided, however, that if the election is contested or cumulative voting is in effect pursuant to the Articles and Section 1701.55 of the Ohio Revised Code, then the nominees receiving the greatest number of votes "for" the nominee's election (up to the number of directors to be elected) shall be elected. For purposes of this Article EIGHTH, "a majority of the votes cast" means that the number of shares voted "for" a nominee's election must exceed the number of shares voted "against" the nominee's election, with abstentions and broker non-votes being disregarded. An election shall be considered "contested" if the number of nominees exceeds the number of directors to be elected in such election.

NINTH: No holder of shares of any class of the corporation shall have the right to vote cumulatively in the election of directors of the corporation.

TENTH: These amended and restated articles of incorporation supersede the articles of the corporation existing at the effective date of these amended and restated articles.